Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	February 28, 2008

TELEFLEX REPORTS FOURTH QUARTER AND YEAR END 2007 RESULTS

Full Year 2007 Operating Cash Flow $283 Million, Up 43%
Full Year Net Income Increases to $146 Million or $3.73 per diluted share
Full Year Diluted EPS from Continuing Operations Excluding Special Items of $3.24, up 21%

Reiterates Full Year 2008 Guidance for Diluted EPS from Continuing Operations
Excluding Special Items of $3.70 to $3.90, up over 14%

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the fourth quarter and year ended December 31, 2007. Results for the period include the operations of Arrow International since its acquisition on October 1, 2007 and the operations of Nordisk Aviation Products since its acquisition in November 2007. Results of the automotive and industrial businesses divested at the end of 2007 are reflected as discontinued operations for all periods presented.

Full Year 2007 Financial Highlights
For the full year 2007, revenues from continuing operations increased 14% to $1.9 billion compared to revenues of $1.7 billion for the same period in 2006. Revenues increased as a result of acquisitions and currency translation.

Cash flow from continuing operations was $283 million, an increase of 43% over the prior year. Free cash flow generated for the full year 2007 was $189 million (calculated as cash flow from continuing operations minus capital expenditures of $45 million and dividends of $49 million).

Full year 2007 income from continuing operations excluding special charges, loss on sale of assets and a tax adjustment was $128.5 million or $3.24 per diluted share, up 21% over the prior year. Income from continuing operations, excluding special charges, gain on sale, and tax adjustment for the full year 2006 was $106.9 million or $2.67 per diluted share.

Results for 2007 included certain charges for purchased in-process research and development, fair market value adjustments to inventory and deferred financing costs in connection with the Arrow acquisition, as well as special charges for restructuring costs taken in the fourth quarter. Charges in the fourth quarter also included intangible asset impairment charges primarily related to the company’s power systems business. Results for the full year also included a third quarter tax charge related to current and future cash repatriations and losses on sales of assets. These items reduced earnings by $170.8 million or $4.32 per diluted share for the full year.

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Loss from continuing operations for the full year was $42.4 million or $1.08 per diluted share which includes the previously-discussed charges. This compares with income from continuing operations for the prior year period of $96.1 million or $2.40 per diluted share.

A reconciliation of income (loss) and diluted earnings (loss) per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, (gain) loss on sale of assets and tax adjustment for the three and twelve month periods in 2007 and 2006 is included below.

Full year income from discontinued operations was $188.9 million or $4.81 per diluted share compared to income from discontinued operations of $43.3 million or $1.08 per diluted share in 2006. Income from discontinued operations included gains on dispositions.

Net income for the full year was $146.5 million or $3.73 per diluted share compared to $139.4 million or $3.49 per diluted share in the prior year.

“The solid performance of our core operations reflects the strength of our redefined portfolio and our ability to execute,” said Jeffrey P. Black, chairman and chief executive officer of Teleflex. “We delivered another year of outstanding cash flow generation, adjusted Medical Segment operating margins exceeded 20% for the full year and Aerospace margins returned to double digits.”

Added Black, “In 2007, we redefined our portfolio to deliver greater consistency of performance, improved margins and sustainable growth. We enter 2008 well positioned to deliver strong operating margin improvement and cash flow from operations as we integrate acquisitions, invest in new products and create opportunities for future growth. We are reaffirming our previous 2008 guidance for diluted earnings per share from continuing operations excluding special items of $3.70 to $3.90, a more than 14% increase over comparable 2007 earnings.”

The company expects special items for 2008 to be in the range of $0.60 to $0.67 per diluted share.

Fourth Quarter 2007 Financial Highlights
Fourth quarter revenues from continuing operations increased 30% to $583.1 million from $448.8 million in the fourth quarter of 2006 as a result of acquisitions and favorable currency. Core revenue growth in the quarter declined 9% when compared with the prior year fourth quarter which included an additional week.

Income from continuing operations excluding special charges and (gain)/loss on sale was $28.1 million or $0.71 per diluted share declining from $33.1 million or $0.84 per diluted share in the prior year quarter. Segment operating profit increases in the Medical and Aerospace segments were more than offset by the decline in operating profit in the Commercial Segment and the increase in interest expense. Results for the period included certain charges described above and noted in the reconciliation table below.

Fourth quarter loss from continuing operations, principally due to the charges related to the Arrow acquisition and to restructuring and impairment costs, was $46.2 million or $1.17 per diluted share, compared to income from continuing operations of $29.1 million or $0.74 per diluted share in the prior year quarter.

For the fourth quarter, income from discontinued operations was $111.6 million or $2.83 per diluted share compared to $8.6 million or $0.22 per diluted share in 2006. Results from discontinued operations includes a gain, net of tax, of $107.5 million from the sale of the automotive and industrial businesses.

Net income for the quarter was $65.4 million or $1.66 per diluted share compared to $37.7 million or $0.96 per diluted share in the prior year.

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Fourth Quarter Business Segment Commentary

Medical Segment
Medical Segment revenues in the quarter increased 57% to $360.2 million from $230.1 million. The increase resulted from acquisitions which accounted for 61% of revenue growth, and from a favorable currency impact of 5%. Core revenue growth declined 9% when compared with the prior year fourth quarter which included an additional week.

Adjusted segment operating profit (excluding acquisition related charges) rose to $69.3 million from $49.9 million. Adjusted segment operating margins in the quarter were 19.2%. A reconciliation of adjusted segment operating profit and margins is provided in the table below.

“In the first quarter following the acquisition, Arrow product sales grew 6% over the comparable period,” commented Black. “Our success with the Arrow product line, and in our international markets, was tempered by lower demand in North America for disposable products sold to alternate sites, a decline in sales to medical device manufacturers, and a negative comparison with the prior year quarter which included an additional week.”

“Revenues were up 14% in our Asia, Canada and Latin American business where sales of both critical care disposables and surgical products rose. In European markets sales of our critical care disposables increased and in North America we had increased demand for surgical products in the quarter.”

Added Black, “We were pleased to see adjusted segment operating margins reach 19.2% in the quarter, as we executed our integration plans following the Arrow acquisition. We continue to benefit from operational improvements in our manufacturing and distribution centers. Our integration programs are progressing well and we are on pace to deliver the synergies from the Arrow acquisition planned for 2008.”

Aerospace Segment
Aerospace Segment revenues increased 9% to $120.4 million from $110.4 million in the prior year. The increase resulted from a 10% increase from an acquisition, offset by a 1% negative impact of currency translation. Sales increases for cargo systems more than offset a decline in engine repair services revenues for the quarter which resulted from the phase out of certain product lines in connection with facility consolidations. Segment operating profit increased 12% to $14.8 million from $13.3 million in the prior year. Segment operating margins were 12.3% in the quarter.

Black commented, “Cargo-handling system sales increased double digits over the prior year quarter with the delivery of additional wide-body and narrow-body systems and increased sales of aftermarket parts. Aerospace Segment operating margins returned to over 12% in the quarter as the engine repair services business continued to benefit from facility consolidation and productivity programs. Overall, it was a good quarter for the Segment.”

Commercial Segment
Commercial Segment revenues were $102.5 million, a 5% decline compared to the prior year. A 9% benefit from acquisitions and a 5% benefit from currency translation was more than offset by a decline of 19% in core growth. The decline in core growth primarily resulted from a significant decline in sales of auxiliary power units and related products in the power systems business when compared to the record sales and profits posted in the fourth quarter of 2006. Segment operating profit was $5.0 million, compared to $8.3 million in the prior year quarter. Segment operating margins declined to 4.9% from 7.7% in the prior year.

Commented Black, “Our marine business delivered a solid performance in the quarter, with increased aftermarket and international sales and strong operating profit improvement. However, the power systems business declined on both sales and profitability as a result of weakness in the North American truck market.”

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Fourth Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its fourth quarter results on a conference call to be held Friday, February 29, 2008, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until March 5, 2008 by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 30859245.

Additional Notes:
Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Notes on Non-GAAP Financial Measures
This press release addresses certain non-GAAP income measures. We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. These financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measure, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs, intangible assets impairment charges, charges related to the Arrow acquisition, a tax adjustment, and (gain) loss on sale of assets. Management believes these measures are useful to investors because it eliminates accounting and tax charges that do not reflect Teleflex’s day-to-day operations. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, (gain) loss on sale of assets and tax adjustment is set forth below.

	Quarter Ended			Quarter Ended
	Dec ‘07			Dec ‘06
	(dollars in thousands, except per share)
(Loss)/income and (basic)/diluted earnings per share	$	(46,221)	$(1.17)	$29,093	$0.74
Restructuring & impairment charges, net of tax		22,375	$0.57	4,002	$0.10

(Gains) losses on sale of assets and other charges, net of tax		3,390	$0.09	—	$—
Fair market value inventory adjustment, net of tax		18,550	$0.47	—	$—
In-process research & development charge		30,000	$0.76	—	$—
Anti-dilutive effect on EPS		—	$(0.01)	—	$—

Income and diluted earnings per share excluding restructuring & impairment charges, (gains)/losses and other charges, fair market value inventory adjustment, and in-process research & development charge		$28,094	$0.71	$33,095	$0.84

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	Year Ended			Year Ended
	Dec ‘07			Dec ‘06
	(dollars in thousands, except per share)
(Loss)/income and (basic)/diluted earnings per share	$	(42,368)	$(1.08)	$96,088	$2.40
Restructuring & impairment charges, net of tax		28,011	$0.71	15,808	$0.40

(Gains)/losses on sale of assets and other charges, net of tax		4,108	$0.10	(119)	$(0.00)
Fair market value inventory adjustment, net of tax		18,550	$0.47	—	$—
In-process research & development charge		30,000	$0.76	—	$—
Tax adjustment		90,162	$2.30	(4,843)	$(0.12)
Anti-dilutive effect on EPS		—	$(0.03)	—	$—

Income and diluted earnings per share excluding restructuring & impairment charges, (gains)/losses and other charges, fair market value inventory adjustment, in-process research & development charge and tax adjustment	$	128,463	$3.24	$106,934	$2.67

The company has presented results using basic weighted average shares with the impact of dilution on income excluding special charges and (gain)/loss on sale of assets, separately. In accordance with SFAS 128, if income from continuing operations is a loss no potential common             shares are included in the computation of diluted per-share amounts because inclusion would result in an anti-dilutive per-share amount.

Segment commentary excludes the impact of discontinued operations, (gain) loss on sale of assets, items included in restructuring, impairment and other costs, the impact of transaction-related charges for in-process research and development costs and fair market adjustments for inventory as disclosed in the condensed consolidated statements of income.

Adjusted Medical Segment Operating Profit and Margins

	Quarter Ended	Quarter Ended
	Dec ‘07	Dec ‘06
	(dollars in thousands)
Medical Segment Operating Profit as Reported	$40,361	$49,888
Medical Segment Operating Margin as Reported	11.2%	21.7%
Add: Fair Market Value Inventory Adjustment	28,916	—

Adjusted Medical Segment Operating Profit	$69,277	$49,888
Adjusted Medical Segment Operating Margin	19.2%	21.7%

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	Year Ended		Year Ended
	Dec ‘07		Dec ‘06
	(dollars in thousands)
Medical Segment Operating Profit as Reported	$	182,636	$161,707
Medical Segment Operating Margin as Reported		17.5%	18.8%
Add: Fair Market Value Inventory Adjustment		28,916	—

Adjusted Medical Segment Operating Profit	$	211,552	$161,707
Adjusted Medical Segment Operating Margin		20.3%	18.8%

Free cash flow is calculated by reducing net cash provided by operating activities from continuing operations by capital expenditures and dividends. Free cash flow may be considered a non-GAAP financial measure. Management believes that free cash flow is a useful measure to investors because it provides an indication of the amount of our cash flow currently available to service debt and to support our ongoing operations.

Free Cash Flow

	2007		2006
	(Dollars in thousands)
Free cash flow	$	189,425	$	113,595
Capital expenditures		44,734		40,772
Dividends		48,929		44,096

Net cash provided by operating activities from continuing operations	$	283,088	$	198,463

About Teleflex Incorporated
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, aerospace and commercial markets worldwide. Teleflex employs approximately 14,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2008, expected benefits from cost-reduction efforts and the launch of new products and programs; the anticipated impact on our financial results of the acquisition and integration of Arrow International; investment in new products; and expected business and financial performance of our business operations. Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges, unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including unanticipated costs and difficulties in connection with integration programs and customer and shareholder reaction; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2007	2006
	(Dollars and shares in thousands, except per share)
Net revenues...................................................................................................	$ 583,113	$ 448,804
Materials, labor and other product costs..................................................................	381,514	291,755

Gross profit..................................................................................................	201,599	157,049
Selling, engineering and administrative expenses.......................................................	147,768	96,824
In-process research and development charge.............................................................	30,000	—
Goodwill impairment........................................................................................	16,448	1,003
Restructuring and other impairment charges..............................................................	7,341	5,562
Net gain on sales of businesses and assets................................................................	(11)	—

Income from continuing operations before interest, taxes and minority interest.................	53	53,660
Interest expense.............................................................................................	46,308	11,115
Interest income.............................................................................................	(2,560)	(1,483)
(Loss) income from continuing operations before taxes and minority interest.....................	(43,695)	44,028
Taxes (benefit) on income (loss) from continuing operations..........................................	(5,407)	8,690

(Loss) income from continuing operations before minority interest....................................	(38,288)	35,338
Minority interest in consolidated subsidiaries, net of tax...............................................	7,933	6,245

(Loss) income from continuing operations..............................................................	(46,221)	29,093

Operating income from discontinued operations (including a gain (loss) on disposal of $224,241 and ($481), respectively).......................................................	231,508	13,828
Taxes on income from discontinued operations..........................................................	119,902	5,202

Income from discontinued operations......................................................................	111,606	8,626

Net income ....................................................................................................	$65,385	$37,719

Earnings (losses) per share:
Basic:
(Loss) income from continuing operations.........................................................	$(1.17)	$0.75
Income from discontinued operations................................................................	$2.83	$0.22

Net income ..........................................................................................	$1.66	$0.97

Diluted:
(Loss) income from continuing operations.........................................................	$(1.17)	$0.74
Income from discontinued operations...............................................................	$2.83	$0.22

Net income ..........................................................................................	$1.66	$0.96

Dividends per share..........................................................................................	$0.32	$0.285
Weighted average common shares outstanding:
Basic........................................................................................................	39,417	38,983
Diluted...................................................................................................	39,417	39,227

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Year Ended
	December 31,	December 31,
	2007	2006
	(Dollars and shares in thousands,
	except per share)
Net revenues................................................................................................	$ 1,934,332	$ 1,690,809
Materials, labor and other product costs..................................................................	1,253,978	1,105,652

Gross profit..................................................................................................	680,354	585,157
Selling, engineering and administrative expenses.......................................................	445,254	374,961
In-process research and development charge..........................................................	30,000	—
Goodwill impairment.........................................................................................	18,896	1,003
Restructuring and other impairment charges.............................................................	11,352	21,320
Net loss on sales of businesses and assets................................................................	1,110	732

Income from continuing operations before interest, taxes and minority interest.................	173,742	187,141
Interest expense.............................................................................................	74,876	41,200
Interest income.............................................................................................	(10,482)	(6,277)
Income from continuing operations before taxes and minority interest.............................	109,348	152,218
Taxes on income from continuing operations.............................................................	122,767	32,919

Income (loss) from continuing operations before minority interest....................................	(13,419)	119,299
Minority interest in consolidated subsidiaries, net of tax...............................................	28,949	23,211

Income (loss) from continuing operations...............................................................	(42,368)	96,088

Operating income from discontinued operations (including net gain on disposal of $299,456 and $182, respectively).......................................................	349,917	64,580
Taxes on income from discontinued operations..........................................................	161,065	21,238

Income from discontinued operations......................................................................	188,852	43,342

Net income.....................................................................................................	$146,484	$139,430

Earnings (losses) per share:
Basic:
Income (loss) from continuing operations...........................................................	$(1.08)	$2.42
Income from discontinued operations...............................................................	$4.81	$1.09

Net income...........................................................................................	$3.73	$3.51

Diluted:
Income (loss) from continuing operations..........................................................	$(1.08)	$2.40
Income from discontinued operations................................................................	$4.81	$1.08

Net income...........................................................................................	$3.73	$3.49

Dividends per share.......................................................................................	$1.245	$1.105
Weighted average common shares outstanding:
Basic........................................................................................................	39,259	39,760
Diluted...................................................................................................	39,259	39,988

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		December 31,
	2007		2006
		(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$201,342		$248,409
Accounts receivable, net........................................................................... ..		341,963		376,404
Inventories............................................................... .............................		419,188		415,879
Prepaid expenses........................................................................ ..........		31,051		27,689
Deferred tax assets............................................................................ ....		12,025		60,963
Assets held for sale................................................................................		4,241		10,185

Total current assets............................................................... .............		1,009,810		1,139,529
Property, plant and equipment, net...................................................................		430,976		422,178
Goodwill.................................................................................... ..............		1,502,256		514,006
Intangibles and other assets...........................................................................		1,211,172		259,229
Investments in affiliates.............................................................................. ..		26,594		23,076
Deferred tax assets....................................................................................		7,189		3,419

Total assets............................................................... ......................	$	4,187,997	$	2,361,437

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable................................................................... ......................		$47,572		$24,324
Current portion of long-term borrowings......................................................		137,557		6,698
Accounts payable........................................................................... .......		133,654		210,890
Accrued expenses...................................................................... .............		180,110		115,657
Payroll and benefit-related liabilities.............................................................		84,251		74,407
Income taxes payable........................................................................... ....		85,805		16,125
Deferred tax liabilities......................................................... ......................		21,733		164
Total current liabilities................................................ ..........................		690,682		448,265
Long-term borrowings.............................................................................. ....		1,499,130		487,370
Deferred tax liabilities................................................................... ................		379,467		25,272
Pension and postretirement benefit liabilities.......................................................		78,910		97,191
Other liabilities........................................................................... .............		168,782		71,861

Total liabilities................................................ ..................................		2,816,971		1,129,959
Minority interest in equity of consolidated subsidiaries..........................................		42,183		42,057
Commitments and contingencies
Shareholders’ equity....................................................................................		1,328,843		1,189,421

Total liabilities and shareholders’ equity....................................................	$	4,187,997	$	2,361,437

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,	December 31,
	2007	2006
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$146,484	$139,430
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................	(188,852)	(43,342)
Depreciation expense..............................................................................	50,958	47,023
Amortization expense of intangible assets....................................................	20,856	10,939
Amortization expense of deferred financing costs...........................................	6,946	1,332
In-process research and development charge...................................................	30,000	—
Stock-based compensation.......................................................................	7,515	5,858
(Gain) loss on sales of businesses and assets..................................................	1,110	732
Impairment of long-lived assets................................................................	6,912	8,444
Impairment of goodwill............................................................................	18,896	1,003
Deferred income taxes...........................................................................	83,154	(2,792)
Minority interest in consolidated subsidiaries.................................................	28,949	23,211
Other................................................................................................	6,898	960
Net change in operating assets and liabilities, net of effects of acquisitions...............	63,262	5,665

Net cash provided by operating activities from continuing operations..................	283,088	198,463

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	1,620,000	—
Reduction in long-term borrowings...............................................................	(463,391)	(55,031)
Payments of debt issuance costs.....................................................................	(21,565)	—
Increase (decrease) in notes payable and current borrowings.................................	1,321	(59,912)
Proceeds from stock compensation plans.........................................................	24,171	11,952
Payments to minority interest shareholders......................................................	(21,259)	(129)
Purchases of treasury stock..........................................................................	—	(93,552)
Dividends................................................................................................	(48,929)	(44,096)

Net cash provided by (used in) financing activities from continuing operations......	1,090,348	(240,768)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(44,734)	(40,772)
Payments for businesses acquired, net of cash acquired........................................	(2,174,517)	(37,370)
Proceeds from sales of businesses and assets.......................................................	702,314	3,644
Proceeds from (investments in) affiliates...........................................................	(5,554	2,597
Working capital payment for divested business...................................................	—	(6,029)

Net cash provided by (used in) investing activities from continuing operations......	(1,522,491)	(77,930)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities..............................................	110,500	146,199
Net cash used in financing activities...............................................................	(4,889)	(9,337)
Net cash used in investing activities..................................................................	(17,104)	(22,578)

Net cash provided by discontinued operations............................................	88,507	114,284

Effect of exchange rate changes on cash and cash equivalents....................................	13,481	14,824

Net increase (decrease) in cash and cash equivalents................................................	(47,067)	8,873
Cash and cash equivalents at the beginning of the period............................................	248,409	239,536

Cash and cash equivalents at the end of the period....................................................	$201,342	$248,409

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2007	2006
	(Dollars in thousands)
Revenues:
Medical..................................................................................................	$ 360,207	$ 230,072
Aerospace................................................................................................	120,437	110,435
Commercial..............................................................................................	102,469	108,297

Total revenues.......................................................................................	583,113	448,804

Segment operating profit (1):
Medical...................................................................................................	40,361	49,888
Aerospace................................................................................................	14,790	13,255
Commercial.............................................................................................	4,980	8,334

Total segment operating profit.....................................................................	60,131	71,477
Corporate expenses.............................................................................................	14,233	17,497
In-process research and development charge.............................................................	30,000	—
Goodwill impairment........................................................................................	16,448	1,003
Restructuring and other impairment charges...............................................................	7,341	5,562
Net gain on sales of businesses and assets...........................................................	(11)	—
Minority interest in consolidated subsidiaries (2).........................................................	(7,933)	(6,245)

Income from continuing operations before interest, taxes and minority interest..................	$53	$53,660

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain)/ loss on sales of businesses and assets, restructuring and other impairment charges, in-process research and development charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the company’s condensed consolidated statements of income for the three months ended December 31, 2007 and 2006, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Year Ended
	December 31,	December 31,
	2007	2006
	(Dollars in thousands)
Revenues:
Medical...................................................................................................	$ 1,041,349	$858,676
Aerospace....................................................................................................	451,788	405,372
Commercial..............................................................................................	441,195	426,761

Total revenues.......................................................................................	1,934,332	1,690,809

Segment operating profit (1):
Medical...................................................................................................	182,636	161,707
Aerospace................................................................................................	46,964	40,224
Commercial.............................................................................................	22,990	30,498

Total segment operating profit.....................................................................	252,590	232,429
Corporate expenses.............................................................................................	46,439	45,444
In-process research and development charge.............................................................	30,000	—
Goodwill impairment........................................................................................	18,896	1,003
Restructuring and other impairment charges...............................................................	11,352	21,320
Net loss on sales of businesses and assets...........................................................	1,110	732
Minority interest in consolidated subsidiaries (2).........................................................	(28,949)	(23,211)

Income from continuing operations before interest, taxes and minority interest..................	$173,742	$187,141

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain)/ loss on sales of businesses and assets, restructuring and other impairment charges, in-process research and development charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the company’s condensed consolidated statements of income for the years ended December 31, 2007 and 2006, respectively.

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